Exhibit 99.1

LPL Financial Announces Third Quarter 2011 Financial Results

Continuing Advisor Activity Leads to Strong Revenue Growth of 16%

Boston, MA - October 26, 2011 - LPL Investment Holdings Inc. (NASDAQ: LPLA) (the “Company”), parent company of LPL Financial LLC (“LPL Financial”), announced today third quarter net income of $36.4 million, or $0.32 per diluted share, up $10.3 million or 39.3% compared to third quarter 2010 net income of $26.1 million, or $0.26 per diluted share. Adjusted Earnings, which exclude certain non-cash charges and other adjustments, were $51.6 million, or $0.46 per diluted share, up $11.0 million or 27.2% compared to $40.5 million, or $0.41 per diluted share, in the third quarter of 2010. Net revenue for the third quarter of 2011 increased 16.2% to $882.9 million, from $760.0 million in the prior year period. A reconciliation of our non-GAAP measures to GAAP measures, along with an explanation of these metrics, is provided below.

For the first nine months of 2011, net income of $130.9 million was up $71.2 million or 119.3% compared to $59.7 million for the same period in 2010. Adjusted Earnings through 2011 year to date were $169.7 million, up 32.6% from $128.0 million for the same period in 2010. Net revenue through 2011 year to date was $2.7 billion, up 15.6% from $2.3 billion for the same period in 2010.

"Periods of market volatility underscore the value of financial advice and the trusted relationships our advisors share with their clients," said Mark Casady, LPL Financial chairman and CEO. "Our performance this quarter illustrates the resiliency of our business model and our ability to produce strong results during challenging economic conditions. At LPL Financial our focus continues to be on providing the service and technology to support our advisors' efforts so that they may remain focused on their clients' needs. While client concern is elevated by current market volatility, we have not seen a material change in client behavior at this time."

For the quarter, total advisory and brokerage assets ended at $316.4 billion, a 7.2% decline from $340.8 billion as of June 30, 2011. Net new advisory assets were $3.0 billion during the quarter, resulting in total advisory assets under management of $96.3 billion.

Robert Moore, chief financial officer, commented, "The underpinnings of our success this quarter are consistent with the growth drivers we have shared in the past. We continue to sustain low double-digit same-store sales growth from our seasoned advisors, and recent new advisor classes are building their businesses. The business development pipeline has remained active as demonstrated by the addition of 139 net new advisors this quarter, and continued strength in retaining existing advisors and their production. Particularly in these market cycles, advisors and their clients value the objective, conflict-free partnership which LPL Financial provides. While advisor productivity has remained strong this quarter, we continue to monitor leading indicators of the business, such as increasing cash sweep balances, a flat interest rate environment, and the headwinds on recurring revenue from declining asset values due to market deterioration in the third quarter."

Mr. Moore continued, "We continue to thoughtfully and proactively manage our expense base given market conditions while supporting the growth and success of our advisors. We experienced an increase in promotional expense in the third quarter of 2011 related to our annual advisor conference, impacting our margins on a sequential quarter basis. Our focus on operating efficiency remains a key corporate priority. Capital allocation to promote long term shareholder value and maintain flexibility given the current market conditions continues to be an area of focus as well."

Mr. Casady concluded, "This quarter clearly demonstrates that one of the strengths of our model is the sustainability of our business, which is largely attributable to our position in the industry as a valued provider of financial technology and services to our advisors and a leading distributor of financial products. Although market volatility impacts our business, the value of our advisors' ongoing relationships with their clients and their objective advice enables LPL Financial to attract and retain assets, positioning our company for continued success."

Financial Highlights

▪	Net revenue for the third quarter of 2011 increased 16.2% to $882.9 million from $760.0 million in the third quarter of 2010. Key drivers of this growth include:

◦
Commission revenue increased 13.8% for the third quarter of 2011 compared to the prior year period. Approximately 80% of the increase is from increased sales activity, with the remainder due to market movement.

◦
Advisory revenue increased 26.2% for the third quarter of 2011 compared to the prior year period, reflecting growth in advisory assets over the last four quarters and that the revenue is primarily generated off of advisory asset levels as of June 30, 2011.

◦	Recurring revenue streams of the business represented 63% of net revenue for the quarter.

•	Total advisory and brokerage assets ended at $316.4 billion as of September 30, 2011, up 7.9% compared to $293.3 billion as of September 30, 2010. Key drivers of this trend include:

◦	Advisory assets in the Company's fee-based platforms were $96.3 billion at September 30, 2011, up 11.7% from $86.2 billion at September 30, 2010.

◦
Net new advisory assets, which exclude market movement, were $3.0 billion during the three months ended September 30, 2011 primarily as a result of strong new business development and mix shift toward more advisory business. On an annualized basis, this represents 12% growth.

▪
Revenues generated from the Company's cash sweep programs were $31.6 million in the third quarter of 2011 and $31.9 million in the prior-year period. The assets in the Company's cash sweep programs averaged $22.2 billion for the third quarter of 2011 and $18.7 billion in the year-ago quarter. These revenues were impacted by a decrease in the effective federal funds rate, which averaged 0.08% for the third quarter of 2011 compared to 0.19% for the same period in the prior year.

▪
During the third quarter of 2011, the Company repurchased 0.3 million shares of its common stock under its Board of Directors approved open market share repurchase program for a total of $9.0 million, or an average price of $28.11 per share. As of October 1, 2011, the Company had used 12.8% of the $70.0 million authorized under this program. This share repurchase was undertaken in accordance with the Company's intention to mitigate dilution from various equity programs over the next year.

Operational Highlights

•
In August, LPL Financial hosted more than 2,500 financial advisors in Chicago for its annual advisor conference, focus11: A Focus on the Future. For three days, these advisors attended educational meetings, workshops, and keynote presentations and participated in technology demonstrations and coaching sessions. The advisors were also able to network with each other, nearly 350 LPL Financial employees, and over 1,100 product providers and other partners representing a diverse array of investment, insurance, and technology solutions.

▪
In the third quarter, LPL Financial completed a significant conversion of institution relationships and related client accounts from the UVEST platform to LPL Financial's self-clearing platform, as previously announced.  This transition is intended to improve operational and service efficiencies by creating a single integrated operating platform for all Institution Services customers through LPL Financial's BranchNet technology platform.  The Company started this transition in the third quarter by successfully converting 52 institutions representing 141 advisors and $36.6 million in commission and advisory revenues, incurring $7.7 million in restructuring charges. The final conversion is expected to be completed in the fourth quarter 2011, composed of an additional 86 institutions incurring an additional $19.1 million in restructuring charges.

▪
The Company added 782 net new advisors during the twelve months ending September 30, 2011, continuing to build relationships with advisors from all channels across the financial services industry. Excluding the benefit of the NRP acquisition in the fourth quarter 2010 and attrition of 22 advisors from the third quarter UVEST conversion, net new advisor growth was 598 over the prior twelve months.

▪
Assets under custody in the LPL Financial Hybrid RIA platform, which provides integrated fee- and commission-based capabilities for independent advisors, grew to $20.2 billion as of September 30, 2011, and encompassed 142 RIA firms, compared to $11.6 billion and 105 RIA firms as of September 30, 2010. The strong growth in the firm's RIA business over the last several years makes LPL Financial one of the largest RIA custodians in the industry.

•
LPL Financial debuted in Barron’s 2011 survey of the “Top 40 Wealth Managers” in the United States, ranking 26th in the report. The annual ranking, which was published in the September 19 issue of Barron’s, is based on the over $17 billion in assets under management in LPL Financial accounts of $5 million or more as of June 30, 2011.

Conference Call and Additional Information

The Company will hold a conference call to discuss results at 8 a.m. EST on October 26, 2011.  The conference call can be accessed by dialing (877) 677-9122 (domestic) or (708) 290-1401 (international) and entering passcode 15945225. For additional information, please visit the Company's website to access the Q3 2011 Financial Supplement.

The conference call will also be webcast simultaneously on the Investor Relations section of Company's website (www.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available one hour after the call and can be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 15945225. The telephonic replay will be available until 11:59 pm on November 2, 2011.

Financial Highlights and Key Metrics
(Dollars in thousands, except per share data and where noted)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Financial Highlights (unaudited)
Net Revenue	$882,857	$759,964	16.2%	$2,650,722	$2,293,531	15.6%
Net Income	$36,428	$26,144	39.3%	$130,934	$59,698	119.3%
Adjusted Earnings(1)	$51,567	$40,526	27.2%	$169,747	$128,043	32.6%
Earnings Per Share — diluted	$0.32	$0.26	23.1%	$1.15	$0.59	94.9%
Adjusted Earnings Per Share(1)	$0.46	$0.41	12.2%	$1.51	$1.29	17.1%
Adjusted EBITDA(1)	$111,596	$98,633	13.1%	$358,924	$313,954	14.3%

	As of September 30,
	2011	2010	% Change
Metric Highlights
Advisors(2)	12,799	12,017	6.5%
Advisory and Brokerage Assets (billions)(3)	$316.4	$293.3	7.9%
Advisory Assets Under Management (billions)(4)	$96.3	$86.2	11.7%
Net New Advisory Assets (billions)(5)	$9.8	$5.8	69.0%
Insured Cash Account Balances (billions)(4)	$14.2	$11.7	21.4%
Money Market Account Balances (billions)(4)	$8.9	$6.9	29.0%
___________________

(1)
Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company's results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share do not reflect all cash expenditures, future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA, Adjusted Earnings, and Adjusted Earnings per share do not reflect changes in, or cash requirements for, working capital needs; and

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt.

The reconciliation from net income to Adjusted EBITDA and Adjusted Earnings for the periods presented is as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Net income	$36,428	$26,144	$130,934	$59,698
Interest expense	16,603	19,511	52,929	71,530
Income tax expense	25,634	19,868	88,165	39,658
Amortization of purchased intangible assets and software(a)	9,909	9,352	29,132	34,401
Depreciation and amortization of all other fixed assets	9,313	10,420	26,662	33,071
EBITDA	97,887	85,295	327,822	238,358
EBITDA Adjustments:
Share-based compensation expense(b)	3,833	2,853	11,120	7,628
Acquisition and integration related expenses(c)	1,241	6,268	4,205	9,785
Restructuring and conversion costs(d)	8,086	3,115	13,520	16,713
Debt amendment and extinguishment costs(e)	—	28	—	38,633
Equity issuance and related offering costs(f)	421	1,038	2,062	2,725
Other(g)	128	36	195	112
Total EBITDA Adjustments	13,709	13,338	31,102	75,596
Adjusted EBITDA	$111,596	$98,633	$358,924	$313,954

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Net income	$36,428	$26,144	$130,934	$59,698
After-Tax:
EBITDA Adjustments(h)
Share-based compensation expense(i)	2,933	2,257	8,511	6,137
Acquisition and integration related expenses	765	3,809	2,594	5,946
Restructuring and conversion costs	4,989	1,918	8,342	10,156
Debt amendment and extinguishment costs	—	17	—	23,477
Equity issuance and related offering costs	260	631	1,272	1,656
Other	79	22	120	68
Total EBITDA Adjustments	9,026	8,654	20,839	47,440
Amortization of purchased intangible assets and software(h)	6,113	5,728	17,974	20,905
Adjusted Earnings	$51,567	$40,526	$169,747	$128,043
Adjusted Earnings per share(j)	$0.46	$0.41	$1.51	$1.29
Weighted average shares outstanding — diluted(k)	111,173	99,612	112,483	99,303
___________________

(a)	Represents amortization of intangible assets and software as a result of the Company's purchase accounting adjustments from its 2005 merger transaction, as well as various acquisitions.

(b)	Represents share-based compensation for stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)	Represents acquisition and integration costs resulting from certain of the Company's acquisitions.

(d)
Represents organizational restructuring charges and conversion and other related costs incurred resulting from the 2011 consolidation of UVEST Financial Services Group, Inc. (“UVEST”) and the 2009 consolidation of Associated Securities Corp., Inc., Mutual Service Corporation and Waterstone Financial Group, Inc. (together, the “Affiliated Entities”).

(e)
Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities.

(f)
Represents equity issuance and offering costs related to the closing of the Company's initial public offering ("IPO") in the fourth quarter of 2010, and the closing of a secondary offering in the second quarter of 2011.

(g)	Represents excise and other taxes.

(h)
EBITDA Adjustments and amortization of purchased intangible assets and software have been tax effected using a federal rate of 35% and the applicable effective state rate, which was 3.30% for the three and nine month periods ended September 30, 2011, and 4.23% and 4.30% for the corresponding periods in 2010, net of the federal tax benefit. In April 2010, a step up in basis of $89.1 million for internally developed software that was established at the time of the 2005 merger transaction became fully amortized, resulting in lower balances of intangible assets that are amortized.

(i)
Represents the after-tax expense of non-qualified stock options in which the Company receives a tax deduction upon exercise, and the full expense impact of incentive stock options granted to employees that have vested and qualify for preferential tax treatment and conversely, the Company does not receive a tax deduction. Share-based compensation for vesting of incentive stock options was $1.5 million and $1.3 million, respectively, for the three months ending September 30, 2011 and 2010. For the nine month periods ending September 30, 2011 and 2010, share-based compensation for vesting of incentive stock options was $4.3 million and $3.8 million, respectively.

(j)
Represents Adjusted Earnings divided by weighted average number of shares outstanding on a fully diluted basis. Set forth is a reconciliation of earnings per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Earnings per share:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Earnings per share — diluted	$0.32	$0.26	$1.15	$0.59
Adjustment for allocation of undistributed earnings to stock units	—	—	0.01	0.01
After-Tax:
EBITDA Adjustments per share	0.09	0.09	0.19	0.48
Amortization of purchased intangible assets and software per share	0.05	0.06	0.16	0.21
Adjusted Earnings per share	$0.46	$0.41	$1.51	$1.29

(k)
Weighted average shares outstanding on a fully diluted basis increased from 99.3 million shares for the nine months ended September 30, 2010, to 112.5 million shares for the nine months ended September 30, 2011, due primarily to the successful completion of the Company's IPO in the fourth quarter of 2010. The increase is attributed to the release of the restriction on approximately 7.4 million shares of common stock upon closing of the IPO, the issuance of approximately 1.5 million shares of common stock by the Company pursuant to the over-allotment option granted to the underwriters in connection with the IPO, and shares that were issued upon exercise of options by selling stockholders in connection with the IPO, net of any shares retired to satisfy the exercise price in a cashless exercise.

The following table reflects pro-forma Adjusted Earnings per share and growth in pro-forma Adjusted Earnings per share, assuming the number of weighted average shares outstanding on a fully diluted basis as of September 30, 2011 was also outstanding as of September 30, 2010 for the three and nine months then ended (in thousands, except per share data):

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
	(unaudited)			(unaudited)
Adjusted Earnings	$51,567	$40,526		$169,747	$128,043
Weighted average shares outstanding— diluted as of September 30, 2011	111,173	111,173		112,483	112,483
Pro-forma Adjusted Earnings per share	$0.46	$0.36	27.8%	$1.51	$1.14	32.5%

(2)
Advisors are defined as those independent financial advisors and financial advisors at financial institutions who are licensed to do business with the Company's broker-dealer subsidiaries. The number of advisors at September 30, 2011 reflects attrition of 22 advisors related to the integration of the UVEST platform.

(3)
Advisory and brokerage assets are comprised of assets that are custodied, networked, and non-networked and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(4)	Advisory assets under management, insured cash account balances and money market account balances are components of advisory and brokerage assets.

(5)
Represents net new advisory assets that are custodied in our fee-based advisory platforms during the nine months ended September 30, 2011. Net new advisory assets for the three months ended September 30, 2011 and 2010 were $3.0 billion and $1.9 billion, respectively.

Non-GAAP Financial Measures

Adjusted Earnings represent net income before: (a) share-based compensation expense, (b) amortization of intangible assets and software, a component of depreciation and amortization, resulting from previous acquisitions, (c) debt amendment and extinguishment costs (d) restructuring and conversion costs and (e) equity issuance and related offering costs. Reconciling items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. Adjusted Earnings per share represents Adjusted Earnings divided by weighted average outstanding shares on a fully diluted basis. The Company prepared Adjusted Earnings and Adjusted Earnings per share to eliminate the effects of items that it does not consider indicative of its core operating performance. The Company believes this measure provides investors with greater transparency by helping illustrate the underlying financial and business trends relating to results of operations and financial condition and comparability between current and prior periods. Adjusted Earnings and Adjusted Earnings per share are not measures of the Company's financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity.

Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash charges and other adjustments set forth in the table above. The Company presents Adjusted EBITDA because the Company considers it a useful financial metric in assessing the Company's operating performance from period to period by excluding certain items that the Company believes are not representative of its core business, such as certain material non-cash items and other adjustments that are outside the control of management. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, Adjusted EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.

Forward-Looking Statements

This press release may contain forward-looking statements (regarding the Company's future financial condition, results of operations, business strategy and financial needs, and other similar matters) that involve risks and uncertainties. Forward-looking statements can be identified by words such as “anticipates,” “expects,” “believes,” “plans,” “predicts,” and similar terms. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Important factors that may cause such differences include, but are not limited to, changes in general economic and financial market conditions, fluctuations in the value of assets under management, effects of competition in the financial services industry, changes in the number of the Company's financial advisors and institutions and their ability to effectively market financial products and services, the effect of current, pending and future legislation, regulation and regulatory actions, and other factors set forth in the Company's Annual Report on Form 10-K for the period ended December 31, 2010, which is available on www.lpl.com and www.sec.gov.

About LPL Financial

LPL Financial, a wholly owned subsidiary of LPL Investment Holdings Inc. (NASDAQ: LPLA), is the nation's largest independent broker-dealer (based on total revenues, Financial Planning magazine, June 1996-2011), a top RIA custodian, and a leading independent consultant to retirement plans. LPL Financial offers proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to approximately 12,800 financial advisors and approximately 730 financial institutions. In addition, LPL Financial supports over 4,000 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms and technology solutions. LPL Financial and its affiliates have approximately 2,700 employees with headquarters in Boston, Charlotte, and San Diego.  For more information, please visit www.lpl.com.

Securities offered through LPL Financial. Member FINRA/SIPC

# # #

LPLA-F

Media Relations	Investor Relations
Michael Herley	Trap Kloman
LPL Financial	LPL Financial
Phone: 212-521-4897	Phone: 617-897-4574
Email: michael-herley@kekst.com	Email: investor.relations@lpl.com

LPL Investment Holdings Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2011	2010	% Change	2011	2010	% Change
Revenues
Commissions	$438,294	$385,273	13.8%	$1,350,053	$1,194,414	13.0%
Advisory fees	267,878	212,344	26.2%	776,254	633,820	22.5%
Asset-based fees	89,691	81,599	9.9%	270,018	230,485	17.2%
Transaction and other fees	78,476	70,243	11.7%	220,980	205,738	7.4%
Other	8,518	10,505	(18.9)%	33,417	29,074	14.9%
Net revenues	882,857	759,964	16.2%	2,650,722	2,293,531	15.6%
Expenses
Production	623,886	525,628	18.7%	1,862,301	1,595,368	16.7%
Compensation and benefits	77,337	74,627	3.6%	242,889	223,024	8.9%
General and administrative	76,063	72,551	4.8%	204,675	188,368	8.7%
Depreciation and amortization	19,222	19,772	(2.8)%	55,794	67,472	(17.3)%
Restructuring charges	7,684	1,863	*	13,035	10,434	24.9%
Total operating expenses	804,192	694,441	15.8%	2,378,694	2,084,666	14.1%
Non-operating interest expense	16,603	19,511	(14.9)%	52,929	71,530	(26.0)%
Loss on extinguishment of debt	—	—	*	—	37,979	*
Total expenses	820,795	713,952	15.0%	2,431,623	2,194,175	10.8%
Income before provision for income taxes	62,062	46,012	34.9%	219,099	99,356	120.5%
Provision for income taxes	25,634	19,868	29.0%	88,165	39,658	122.3%
Net income	$36,428	$26,144	39.3%	$130,934	$59,698	119.3%
Earnings per share
Basic	$0.33	$0.30	10.0%	$1.19	$0.68	75.0%
Diluted	$0.32	$0.26	23.1%	$1.15	$0.59	94.9%
___________________

* Not Meaningful

LPL Investment Holdings Inc.
Financial Highlights
(Dollars in thousands, except per share data and where noted)
(Unaudited)

	Three Month Quarterly Results
	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
REVENUES
Commissions	$438,294	$459,882	$451,877	$426,397	$385,273
Advisory fees	267,878	264,289	244,087	226,407	212,344
Asset-based fees	89,691	90,504	89,823	87,020	81,599
Transaction and other fees	78,476	68,755	73,749	68,410	70,243
Other	8,518	10,566	14,333	11,721	10,505
Net revenues	882,857	893,996	873,869	819,955	759,964
EXPENSES
Production(1)(4)	623,886	634,088	604,327	802,167	525,628
Compensation and benefits	77,337	81,410	84,142	85,632	74,627
General and administrative(2)	76,063	61,644	66,968	79,431	72,551
Depreciation and amortization	19,222	18,407	18,165	18,565	19,772
Restructuring charges	7,684	4,814	537	3,488	1,863
Total operating expenses(2)	804,192	800,363	774,139	989,283	694,441
Non-operating interest expense	16,603	18,154	18,172	18,877	19,511
Loss on extinguishment of debt	—	—	—	—	—
Total expenses	820,795	818,517	792,311	1,008,160	713,952
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	62,062	75,479	81,558	(188,205)	46,012
PROVISION (BENEFIT) FOR INCOME TAXES(3)	25,634	29,972	32,559	(71,645)	19,868
NET INCOME (LOSS)	$36,428	$45,507	$48,999	$(116,560)	$26,144
EARNINGS (LOSS) PER SHARE
Basic	$0.33	$0.41	$0.44	$(1.20)	$0.30
Diluted	$0.32	$0.40	$0.43	$(1.20)	$0.26
FINANCIAL CONDITION
Total Cash & Cash Equivalents	$663,189	$681,471	$596,584	$419,208	$442,547
Total Assets (billions)	$3.7	$3.7	$3.7	$3.6	$3.4
Total Debt (billions)(3)	$1.3	$1.3	$1.3	$1.4	$1.4
Stockholders' Equity (billions)	$1.3	$1.3	$1.3	$1.2	$0.9
KEY METRICS
Advisors	12,799	12,660	12,554	12,444	12,017
Production Payout(4)	87.0%	86.3%	85.4%	87.5%	86.6%
Advisory and Brokerage Assets (billions)	$316.4	$340.8	$330.1	$315.6	$293.3
Advisory Assets Under Management (billions)	$96.3	$103.2	$99.7	$93.0	$86.2
Insured Cash Account Balances (billions)(5)	$14.2	$13.2	$12.3	$12.2	$11.7
Money Market Account Balances (billions)(5)	$8.9	$8.2	$6.9	$6.9	$6.9
Adjusted EBITDA(6)	$111,596	$122,997	$124,331	$99,159	$98,633
Adjusted Earnings(6)	$51,567	$58,807	$59,373	$44,677	$40,526
Adjusted Earnings per share(6)	$0.46	$0.52	$0.52	$0.42	$0.41
___________________

(1)
Upon closing of the Company's IPO in the fourth quarter of 2010, the restriction on approximately 7.4 million shares of common stock issued to advisors under the Fifth Amended and Restated 2000 Stock Bonus Plan (the “2000 Stock Bonus Plan”) was released. Accordingly, the Company recorded a share-based compensation charge of $222.0 million in the fourth quarter of 2010, representing the offering price of $30.00 per share multiplied by 7.4 million shares. This charge has been classified as production expense in the Company's consolidated statements of operations.

(2)	Certain reclassifications have been made to previously reported amounts to make them consistent with the current period presentation.

(3)	Represents borrowings on the Company's senior secured credit facility, senior unsecured subordinated notes, revolving line of credit and bank loans payable.

(4)
Production expense is comprised of commission and advisory fees and brokerage, clearing and exchange fees. Production payout excludes brokerage, clearing and exchange fees and is calculated as commission and advisory fees divided by commission and advisory revenues. The production payout for the three months ended December 31, 2010 excludes $222.0 million of production expense resulting from a share-based compensation charge taken at the time of the IPO.

(5)	Represents insured cash and money market account balances as of each reporting period.

(6)	The reconciliation from net income (loss) to Adjusted EBITDA and Adjusted Earnings for the periods presented is as follows (in thousands, except per share data):

	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
	(unaudited)
Net income (loss)	$36,428	$45,507	$48,999	$(116,560)	$26,144
Interest expense	16,603	18,154	18,172	18,877	19,511
Income tax expense (benefit)	25,634	29,972	32,559	(71,645)	19,868
Amortization of purchased intangible assets and software(a)	9,909	9,686	9,537	9,257	9,352
Depreciation and amortization of all other fixed assets	9,313	8,721	8,628	9,308	10,420
EBITDA	97,887	112,040	117,895	(150,763)	85,295
EBITDA Adjustments:
Share-based compensation expense(b)	3,833	3,427	3,860	2,801	2,853
Acquisition and integration related expenses(c)	1,241	1,548	1,416	2,784	6,268
Restructuring and conversion costs(d)	8,086	4,599	835	6,122	3,115
Debt amendment and extinguishment costs(e)	—	—	—	—	28
Equity issuance and offering related costs(f)	421	1,349	292	238,177	1,038
Other(g)	128	34	33	38	36
Total EBITDA Adjustments	13,709	10,957	6,436	249,922	13,338
Adjusted EBITDA	$111,596	$122,997	$124,331	$99,159	$98,633

	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
	(unaudited)
Net income (loss)	$36,428	$45,507	$48,999	$(116,560)	$26,144
After-Tax:
EBITDA Adjustments(h)
Share-based compensation expense(i)	2,933	2,677	2,901	2,263	2,257
Acquisition and integration related expenses	765	955	874	1,692	3,809
Restructuring and conversion costs	4,989	2,838	515	3,721	1,918
Debt amendment and extinguishment costs	—	—	—	—	17
Equity issuance and offering related costs(j)	260	832	180	147,912	631
Other	79	21	20	23	22
Total EBITDA Adjustments	9,026	7,323	4,490	155,611	8,654
Amortization of purchased intangible assets and software(h)(i)	6,113	5,977	5,884	5,626	5,728
Adjusted Earnings	$51,567	$58,807	$59,373	$44,677	$40,526
Adjusted Earnings per share(k)	$0.46	$0.52	$0.52	$0.42	$0.41
Weighted average shares outstanding — diluted	111,173	113,150	113,196	105,873	99,612
__________________

(a)	Represents amortization of intangible assets and software as a result of the Company's purchase accounting adjustments from its 2005 merger transaction, as well as various acquisitions.

(b)	Represents share-based compensation for stock options awarded to employees and non-executive directors based on the grant date fair value under the Black-Scholes valuation model.

(c)
Represents acquisition and integration costs resulting from certain of the Company's acquisitions. Included in the three months ended September 30, 2010, are expenditures for certain legal settlements that have not been resolved with the indemnifying party.

(d)	Represents organizational restructuring charges and conversion and other related costs incurred resulting from the 2011 consolidation of UVEST and the 2009 consolidation of the Affiliated Entities.

(e)
Represents debt amendment costs incurred in 2010 for amending and restating the credit agreement to establish a new term loan tranche and to extend the maturity of an existing tranche on the senior credit facilities, and debt extinguishment costs to redeem the subordinated notes, as well as certain professional fees incurred.

(f)
Represents equity issuance and offering costs related to the closing of the Company's IPO in the fourth quarter of 2010, and the closing of a secondary offering in the second quarter of 2011. Upon closing of the IPO, the restriction on approximately 7.4 million shares of common stock issued to advisors under the 2000 Stock Bonus Plan was released. Accordingly, the Company recorded a share-based compensation charge of $222.0 million, representing the initial public offering price of $30.00 per share multiplied by 7.4 million shares.

(g)	Represents excise and other taxes.

(h)
EBITDA Adjustments and amortization of purchased intangible assets, a component of depreciation and amortization, have been tax effected using a federal rate of 35% and the applicable effective state rate, which ranged from 3.30% to 4.30%, net of the federal tax benefit.

(i)
Represents the after-tax expense of non-qualified stock options in which the Company receives a tax deduction upon exercise, and the full expense impact of incentive stock options granted to employees that have vested and qualify for preferential tax treatment and conversely, the Company does not receive a tax deduction. Share-based compensation for vesting of incentive stock options was $1.5 million, $1.5 million, $1.4 million, $1.4 million and $1.3 million for the three months ended September 30, 2011, June 30, 2011, March 31, 2011, December 31, 2010 and September 30, 2010, respectively.

(j)
Represents the after-tax expense of equity issuance and related offering costs in which the Company receives a tax deduction, as well as the full expense impact of $8.1 million of offering costs incurred in the fourth quarter of 2010 in which the Company does not receive a tax deduction.

(k)	Set forth is a reconciliation of earnings (loss) per share on a fully diluted basis as calculated in accordance with GAAP to Adjusted Earnings per share:

	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010
	(unaudited)
Earnings (loss) per share — diluted	$0.32	$0.40	$0.43	$(1.20)	$0.26
Adjustment to include dilutive shares, not included in GAAP loss per share	—	—	—	0.10	—
Adjustment for allocation of undistributed earnings to stock units	—	0.01	—	—	—
After-Tax:
EBITDA Adjustments per share	0.09	0.06	0.04	1.47	0.09
Amortization of purchased intangible assets per share	0.05	0.05	0.05	0.05	0.06
Adjusted Earnings per share	$0.46	$0.52	$0.52	$0.42	$0.41